UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2018
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 23, 2018, Cimpress N.V.; Cimpress USA Incorporated, a wholly owned subsidiary of Cimpress N.V.; and Cimpress Acquisition, LLC, a wholly owned subsidiary of Cimpress USA Incorporated (collectively, "Cimpress"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with BAS Buyer, LLC, BAS NewCo, LLC, and Build A Sign Management Pool, LLC (the "Management Pool"), as sellers (collectively, the "Sellers"), and Build A Sign LLC, a Delaware limited liability company, as the target company ("BuildASign"). Under the Merger Agreement, Cimpress agreed to acquire BuildASign for $280,000,000 in cash, less the value of the Retained Interest described below and as adjusted for (1) acquired cash, debt, and working capital as of the closing date and (2) transaction expenses. As part of the acquisition, the Management Pool will retain approximately 1% of the outstanding equity interests of BuildASign for the benefit of certain BuildASign employees who hold equity interests in the Management Pool (the "Retained Interest"). The Merger Agreement provides that the Retained Interest will be subject to certain put and call options among Cimpress and the holders of equity interests of the Management Pool. The Merger Agreement further provides that $6,150,000 of the purchase price will be deposited into escrow accounts to cover any shortfall from agreed levels of BuildASign's net cash, debt, and working capital at closing and to secure certain obligations of the Sellers. The parties also jointly purchased a $28,000,000 buy-side representation and warranty insurance policy containing customary terms and conditions to supplement the escrow funds with respect to breaches of Sellers' representations and warranties and the pre-closing tax indemnity.

Subject to the satisfaction of various closing conditions, including antitrust clearance in the United States, Cimpress expects the transaction to close as early as the beginning of October 2018.

The foregoing is not a complete description of the parties’ rights and obligations under the Merger Agreement and is qualified by reference to the full text and terms of such agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1
Agreement and Plan of Merger dated September 23, 2018 among Cimpress N.V., Cimpress USA Incorporated, Cimpress Acquisition, LLC, BAS Buyer, LLC, BAS NewCo, LLC, Build A Sign Management Pool, LLC, and Build A Sign LLC

99.1	Press release dated September 25, 2018 entitled “Cimpress to Acquire BuildASign: A Vertically Integrated U.S. Web-to-Print Canvas Wall Décor and Signage Company"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2018        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer